UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2018 (May 17, 2018)

Independence Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36041	26-4567130
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Liberty Place

50 S. 16th Street, Suite 3575

Philadelphia, Pennsylvania, 19102

(Address of Principal Executive Office) (Zip Code)

(267) 270-4800

(Registrant’s telephone number, including area code)

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 17, 2018, Independence Realty Trust, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders.  At the meeting, the stockholders voted on: (1) the election of seven directors, each to serve for a term expiring at the 2019 annual meeting of stockholders and until their respective successors are duly elected and qualified and (2) the approval of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Proposal 1: Election of Seven Directors.

Trustee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Scott F. Schaeffer	64,016,557	1,907,468	471,273	13,488,346
William C. Dunkelberg, Ph.D.	43,224,714	22,679,106	491,478	13,488,346
Richard D. Gebert	64,503,002	1,398,805	493,491	13,488,346
Melinda H. McClure	64,498,629	1,406,545	490,124	13,488,346
Mack D. Pridgen III	64,437,880	1,468,538	488,880	13,488,346
Richard H. Ross	64,528,339	1,370,500	496,459	13,488,346
DeForest B. Soaries, Jr., D.Min.	51,382,866	14,525,500	486,932	13,488,346

Proposal 2: Approval of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,969,887	766,843	146,914	0

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Independence Realty Trust, Inc.

By:	/s/ James J. Sebra
Name:	James J. Sebra
Title:	Chief Financial Officer and Treasurer

Date:  May 18, 2018